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                                                                      Exhibit 21

                  SUBSIDIARIES OF METROPOLITAN FINANCIAL CORP.


                                                              State of Incorporation/
Active                                                              Organization
------                                                              ------------

Metropolitan Bank and Trust Company                                     Ohio

Kimberly Construction Company                                           Ohio

Metropolitan Capital Trust I                                           Delaware

Metropolitan Capital Trust II                                          Delaware

Metropolitan I Corporation                                              Ohio

Metropolitan Savings Service Corporation                                Ohio

Progressive Land Title Agency, Inc.                                     Ohio

Venice Inn LLC                                                        Maryland


Inactive
--------

MetroCapital Corporation                                                Ohio

Metropolitan Securities Corporation                                     Ohio

Metropolitan II Corporation                                             Ohio

Metropolitan III Corporation                                            Ohio